EXHIBIT 99.1

Public Notice filed in the Lodi Sentinel on October 3, 2005
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Service 1st Bank, 2800 W. March Lane, Ste. 120, Stockton, CA 95219 proposes the establishment of a full-service branch at 1901 W. Kettleman Lane in Lodi, CA 95242. Any person wishing to comment on this application may file comments in writing with the Regional Director of the Federal Deposit Insurance Corporation (Nancy E. Hall, Regional Director, FDIC, 25 Jessie Street at Ecker Square, Suite 2300, San Francisco, CA 94105-2780) not later than 15 days after the date of this publication. The non-confidential portion of the application will be on file at the above-referenced FDIC office; and available for public inspection during regular business hours. Photocopies of the non-confidential portion of the application file will be made available upon request.

Inquiries may be directed to Bryan Hyzdu at bhyzdu@service1stbank.com -or- (209) 993-2202 or John Brooks at jbrooks@service1stbank.com -or- (209) 820-7953.


                           Forward Looking Statements
In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. This entire press release and the Company's periodic reports on Forms 10-KSB, 10-QSB and 8-K should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business as described in such reports.

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